DENSEN MACHINERY INVESTMENT, LTD.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

Contents

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Consolidated Balance Sheets as of December 31, 2007 and 2006	2

Consolidated Statements of Income and Other Comprehensive Income for the Years Ended December 31, 2007 and 2006	3

Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2007 and 2006	4

Consolidated Statements of Cash Flows for the Years Ended December 31, 2007 and 2006	5

Notes to Consolidated Financial Statements	6-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of Densen Machinery Investment Limited.

We have audited the balance sheets of Densen Machinery Investment Limited and Subsidiaries (the “Company”) as of December 31, 2007 and 2006 and the related statements of operations and other comprehensive loss, shareholders equity and cash flows for each of the two years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with U.S. generally accepted accounting principles.

/s/ Goldman Parks Kurland Mohidin LLP

Goldman Parks Kurland Mohidin LLP
Encino, California
March 25, 2008

DENSEN MACHINERY INVESTMENT LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$2,714,239	$57,739
Accounts receivable	2,421	-
Other receivables, net of allwance for doubtful accounts	764,520	494,648
Advance to suppliers	1,076,042	1,119,707
Inventories,net	1,224,578	2,342,958
Prepaid expenses	3,039	35,457
Due from related parties		209,885

Total current assets	5,784,839	4,260,394
Property and equipment, net	20,196,721	18,585,984
Construction in progress		2,218
Intangible assets	571,604	74,989
Land use right	2,937,090	3,426,134
Long-term equity investments	1,121,122	-

TOTAL ASSETS	$30,611,376	$26,349,719

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Short-term loans	$-	$5,052,766
Accounts payable	942,396	763,274
Advance from customers	39,904	125,480
Salary payable	4,956	-
Taxes payable	(276,912)	(136,862)
Accrued expenses and other payables	156,951	53,242
Due to related parties	1,085,215	4,225,258

Total current liabilities	1,952,510	10,083,158

Long-term loans	-	1,279,181

TOTAL LIABILITIES	1,952,510	11,362,339

MINORITY INTERESTS	14,039,158	-

STOCKHOLDERS’ EQUITY
Paid-in capital	15,184,900	15,184,900
Accumulated other comprehensive income	1,557,763	551,864
Accumulated deficit	(2,122,955)	(749,384)

TOTAL STOCKHOLDERS’ EQUITY	14,619,708	14,987,380

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,611,376	$26,349,719

See accompanying notes to unaudited consolidated financial statements

DENSEN MACHINERY INVESTMENT LIMITED
STATEMENTS OF CONSOLIDATED OPERATIONS AND OTHER COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Net revenue	$8,660,202	$1,791,007
Cost of sales	(8,559,947)	(2,000,671)

Gross profit	100,255	(209,664)
Operating expenses:
Sales and marketing expenses	(123,747)	(27,244)
General and administrative expenses	(683,837)	(400,766)
Impairment loss of assets	(639,251)	-

Loss from operations	(1,346,580)	(637,674)
Interest income	9,321	1,496
Gain on disposal of fixed assets	362	-
Government grant income	65,641	62,642
Others income	587	274
Interest expense	(203,241)	(154,018)
Finance costs	(1,702)	(1,109)

Loss before income taxes and minority interest	(1,475,612)	(728,389)

Loss before minority interest	(1,475,612)	(728,389)
Minority interest	102,041	-

Net loss	$(1,373,571)	$(728,389)

Other comprehensive income	1,005,899	546,089

Comprehensive loss	$(367,672)	$(182,300)

See accompanying notes to unaudited consolidated financial statements

DENSEN MACHINERY INVESTMENT LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Paid-in Capital	Accumulated Deficit	Other Comprehensive Income (Loss)	Total Stockholders' Equity

Balance, December 31, 2005	$1,344,000	$(20,995)	$5,775	$1,328,780

Capital contribution	13,840,900	-	-	13,840,900
Foreign currency translation adjustment	-	-	546,089	546,089
Net loss for the year	-	(728,389)	-	(728,389)

Balance, December 31, 2006	15,184,900	(749,384)	551,864	14,987,380

Foreign currency translation adjustment		-	1,005,899	1,005,899
Net loss for the year		(1,373,571)	-	(1,373,571)

Balance December 31, 2007	$15,184,900	$(2,122,955)	$1,557,763	$14,619,708

The accompanying notes are an integral part of these consolidated financial statements

DENSEN MACHINERY INVESTMENT LIMITED
STATEMENT OF CONSOLIDATED CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(1,373,571)	$(728,389)
Adjustments to reconcile net loss to cash provided (used) by operating activities:
Minority interest	(104,509)	-
Depreciation and amortization	604,685	259,670
Reserve for inventory obsolesce	(25,556)	25,556
Provision for doubtful receivables	13,128	-
Impairment of intangible assets	626,123	-
Changes in operating assets and liabilities:
Accounts receivable	(2,421)	-
Advance from customers	(85,576)	125,480
Inventories	1,143,937	(2,366,357)
Advances to suppliers	43,665	(871,974)
Prepaid expenses and other assets	9,530	944,512
Accounts payable	179,122	763,274
Accrued expenses and other current liabilities	250,103	(215,437)
Cash provided (used) by operating activities	1,278,660	(2,063,665)

Cash flows from investing activities:
Cash paid for long- term investment	(1,121,122)	-
Purchase of property and equipment and other long-term assets	(5,927,136)	(18,766,958)
Net cash used for investing activities	(7,048,258)	(18,766,958)

Cash flows from financing activities:
Contributed Capital - Densen shareholders	-	13,840,900
Contributed Capital - Minority	13,672,222	-
Proceeds on short-term loan	-	5,052,766
Proceeds on long-term loan	-	1,279,181
Proceeds from related parties - net	302,258	59,935
Repayments on short-term loan	(5,052,766)	-
Repayments on long-term loan	(1,279,181)	-
Net cash provided by financing activities	7,642,533	20,232,782

Effect of exchange rate changes on cash	783,565	552,089

Net increase in cash and cash equivalents	2,656,500	(45,752)

Cash and cash equivalents, beginning balance	57,739	103,491

Cash and cash equivalents, ending balance	$2,714,239	$57,739

See accompanying notes to unaudited consolidated financial statements

NOTE 1—ORGANIZATION AND PROPOSED BUSINESS OPERATIONS

Densen Machinery Investment Limited ("Densen Machinery", or "the Company", or "We", or "us”) was incorporated in April 2005 in Hong Kong. In June 2005, Densen Machinery signed agreement with Densen Investment Limited (“Densen Investment”) to obtain assets from Densen Investment. Densen Machinery invested $15,180,000 to establish Changchun Densen Agriculture Machinery Manufacturing Co., Ltd. (“Changchun Densen”) on September 27, 2005. Changchun Densen is engaged in the R&D and production of low-speed vehicles, tractors and construction machinery. According to the revised articles of association dated on January 09, 2007, Changchun Tractor (Group) Co., Ltd. invested trademark amounted to $471,445 to Changchun Densen. After this investment, Changchun Tractor obtained 3% equity of Densen Machinery. On April 23, 2007, the company name of Changchun Densen was changed to Changchun Densen Changtuo Agriculture Machinery Manufacturing Co., Ltd. accordingly. Based on investment agreement signed on November 20, 2007, Changchun Densen and Stated-owned Assets Supervision and Administration Commission of Changchun jointly invested to establish Chang Tuo Agricultural Machinery Equipment Group Co., Ltd. (“Chang Tuo”) in November 2007. The total registered capital of Chang Tuo is RMB200,000,000 which includes RMB100,000,000 from Stated-owned Assets Supervision and Administration Commission of Changchun, RMB95,000,000 from Changchun Densen and RMB5,000,000 from the operator, Mr. Yu Han. Chang Tuo is engaged in the R&D and production of low-speed vehicles, tractors and construction machineries, and sales of agricultural machineries and accessories.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Densen Machinery Investment Limited. ("the Company"), its 97%-owned subsidiary Changchun Densen Changtuo Agriculture Machinery Manufacturing Co., Ltd. (“Changchun Densen”) and its 47.5%-owned joint venture Chang Tuo Agricultural Machinery Equipment Group Co., Ltd. (“Chang Tuo”) as of and for the years ended December 31, 2007 and 2006. As the Company appointed 4 directors of total 7 seats of Chang Tuo, the accounts of Chang Tuo is included in this consolidation. All significant inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The Company’s functional currency is the Chinese Renminbi; however the accompanying combined financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management of the Group to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount of property and equipment and intangible assets; the allocation of the purchase price for the Company’s acquisitions; the collectibility of accounts receivable; the fair value of share-based compensation; the useful lives and salvage values of property and equipment; the realizability of inventories; and amounts recorded for contingencies. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results may differ from those estimates.

Foreign Currency Translation

The reporting currency of the Company is the United States dollar (“US dollar”). Transactions denominated in currencies other than US dollar are translated into US dollar at the average rates for the period. Monetary assets and liabilities denominated in currencies other than US dollar are translated into US dollar at the rates of exchange ruling at the balance sheet date. The resulting exchange differences are recorded in the other expenses in the statement of income and comprehensive income.

The financial records of the Company’s operating are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, restricted cash, marketable securities, trade, bills and other receivables, deposits, dividend payable, trade, bills and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of bank borrowings approximate their fair values because the applicable interest rates approximate current market rates.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

In respect of foreign currency risk, the Company is exposed to this risk arising from import purchase transactions and recognized trade payables as they will affect the future operating results of the Company. The Company did not have any hedging transactions during the reporting periods. As the functional currency of the Company is RMB, the exchange difference on translation to US dollars for reporting purpose is taken to other comprehensive income.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Cash and Cash Equivalents

Cash consists of cash on hand, cash in bank accounts and interest-bearing savings accounts. Cash deposits that are restricted as to withdrawal or pledged as security, are disclosed separately on the face of the consolidated balance sheet, and not included in the cash total for the purpose of the consolidated statements of cash flows.

Accounts Receivable

Allowances for doubtful accounts are maintained against accounts receivable for estimated losses resulting from the inability of customers to make required payments. These allowances are based on both recent trends of certain customers estimated to be a greater credit risk as well as general trends of the entire customer pool. Accounts are written off against the allowance when it becomes evident collection will not occur.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements; decrease due to market conditions, product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses. The Company writes down the inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions. Historically, the actual net realizable value has been close to the management estimation.

At December 31, 2007 and 2006, the Company had recorded Nil and $ 26,094, respectively, as an allowance for obsolete and slow moving inventories.

Property, Plant and Equipment

Property, plant and equipment are recorded at historical cost, less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of 30 years for buildings and improvements, 10 years for machinery and equipment and 5 years for furniture and fixtures. Expenditures for maintenance and repairs are charged to expense as incurred. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed to the current period.

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

Land Use Rights

Land use right is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over the designated terms of the lease of 50 years obtained from the relevant PRC land authority.

Other Intangible Assets

Other intangible assets include non-patent techniques, trademarks and capitalized accounting software. The cost of intangible asset is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over estimated useful lives.

Capitalized Interest

The interest cost associated with the major development and construction projects is capitalized and included in the cost of the project. When no debt is incurred specifically for a project, interest is capitalized on amounts expended on the project using weighted-average cost of the Company’s outstanding borrowings. Capitalization of interest ceases when the project is substantially complete or development activity is suspended for more than a brief period.

Impairment of Long-Lived Assets

In accordance with SFAS No.144, “Accounting for the impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying values of long-lived assets, including property, plant and equipment, land use right and other intangible assets, whenever facts and circumstances indicate that the assets may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. For the year ended December 31, 2007, the Company performed annual impairment review of long-live asset and concluded that there was impairment loss of land use right of $652,070.

Revenue Recognition

The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met. Provisions for discounts and returns are provided for at the time the related sales are recorded, and are reflected as a reduction of sales. The Company bases its estimates on historical experience taking into consideration the type of products sold, the type of customer, and the type of specific transaction in each arrangement. Revenues represent the invoiced value of goods, net of value added tax (“VAT”).

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers.

Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advanced from customers.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion; it is more likely than not that some portion of the deferred tax assets will not be realized. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities. The Company adopted FIN 48, Accounting for Uncertainty in Tax Positions.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Accumulated other comprehensive income (loss) includes foreign currency translation adjustments.

Long-Term Investments

The Company accounted for the 24% investment in Zhongji North Machinery Co., Ltd, (Zhongji North) using the equity method, under which the share of Zhongji North’ net income is recognized in the period in which it is earned. As of December 31, 2007, Zhongji North did not commence operations.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This interpretation requires that we recognize in our financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year. The adoption of FIN 48 has no material effect on our financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The adoption of SFAS 157 has no material effect on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008. We are in the process of evaluating this guidance and therefore have not yet determined the impact that SFAS 159 will have on our financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

NOTE 2 INVENTORIES

Inventories, by major categories, for the year ended December 31, 2007 and 2006 are as follows

	2007	2006

Raw material	$768,566	$2,042,696
Low value consumables	71,392	71,852
Finished goods	384,619	254,504
	1,224,577	2,369,052

Less: Provision for obsolete inventories	-	(26,094)

Inventories, net	$1,224,577	$2,342,958

Provision for obsolete inventories of Nil and $25,556 were charged to operations for the years ended December31, 2007 and 2006 respectively.

NOTE 3 ADVANCE TO SUPPLIERS

Advance to suppliers represent partial payments or deposits on inventory purchases and amounted to $1,076,042 and $1,119,707 as of December 31, 2007 and 2006, respectively.

NOTE 4 OTHER RECEIVABLES

As of December 31, 2007 and 2006, the Company’s other receivables consist of the following:

	2007	2006

Advance to employee	$142,736	$119,826
Deposit for acquisition of land use right	635,456	374,800
Others	-	22
	778,192	494,648

Less: Allowance for doubtful accounts	(13,672)	-

Total other receivables, net	$764,520	$494,648

NOTE 5 PROPERTIES, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2007 and 2006 consist of the following:

	2007	2006
Cost:
Plant and Building	$19,457,464	$2,042,696
Machinery and Equipment	1,267,496	71,852
Office Furniture and Equipment	64,192	254,504
Transportation Equipment	209,923	2,369,052
Total at cost	20,999,075	18,805,451

Less: Accumulated depreciation	(802,354)	(219,467)

Total property, plant and equipment, net	$20,196,721	$18,585,984

The range of estimated useful lives to depreciate property, plant and equipment is as follows:

Estimated useful life
Plant and Building	30 years
Machinery and Equipment	10 years
Office Furniture and Equipment	5 years
Transportation Equipment	5 years

Depreciation expense for the years ended December 31, 2007 and 2006 were $543,912, $214,946 respectively.

NOTE 6 LAND USE RIGHTS

	2007	2006

Cost of land use right	$3,792,438	$3,464,023

Less: Accumulated amortization	113,278	37,889
	3,589,160	3,426,134

Less: Impairment loss on land use right	(652,070)	-

Land use rights, net	$2,937,090	$3,426,134

The Company obtained the right from the relevant PRC land authority for a period of fifty years to use the land on which the office premises, production facilities and warehouse of the Company are situated.

$626,123 was represented in income statement as impairment loss on land use right for the fiscal year 2007.

An amortization expenses for the year ended December 31, 2007 and 2006 respectively were $69,885 and $37,109 respectively.

The estimated annual amortization expense for land use rights for the next five years and thereafter is expected to be as follows:

Year	Amortization Expenses

2008	$56,498
2009	56,498
2010	56,498
2011	56,498
2012	56,498
Thereafter	2,654,600

Total	$2,937,090

NOTE 7 OTHER INTANGIBLE ASSETS

As of December 31, 2007 and 2006, the Company’s intangible assets related to the Company’s acquisitions consisted of the followings:

	Useful life	2007	2006
Amortizable intangible assets:
Trademark	10 years	$504,505	$-
Capitalized accounting software	10 years	6,427	6,013
Non-patent techniques	10 years	82,033	76,751
Total at historical cost		592,965	82,764

Less: Total accumulated amortization		(21,361)	(7,775)

Other intangible assets, net		$571,604	$74,989

Other intangible assets are stated at cost less accumulated amortization. The amortization of other intangible assets in 2007 and 2006 were$12,531 and $7,615 respectively.

The estimated amortization expense for the next five years and thereafter is expected to be as follows:

Year	Amortization Expenses

2008	$39,949
2009	39,949
2010	39,949
2011	39,949
2012	39,949

Thereafter	371,859

Total	$571,604

NOTE 8 LONG TERM INVESTMENT

As of December 31, 2007 and 2006, the Company’s investment consist of the following:

	2007		2006

Zhongji Beifang	24%	$1,121,122	-	-

NOTE 9 SHORT-TERM LOANS

Short-term loans represent amounts due to various financial institutions which are normally due within one year. As of December 31, 2007 and 2006, the Company’s short term loans consisted of the followings:

	2007	2006

Loan from Kalun Credit Corporative, due from December 16, 2006 to November 30, 2007. with interest rate at 8.875% per annum, guaranteed by unrelated third parties	$-	$1,215,223

Loan from Bank of Communications Changchun Xinfa Road Branch, due from October16, 2006 to October 15, 2007. with interest rate at 6.732% per annum, pledged by the Company’s real estate	-	1,279,181

Loan from Bank of Communications Changchun Xinfa Road Branch, due from November 24, 2006 to November 24, 2007. with interest rate at 6.732% per annum, secured by Company’s real estate		2,558,362

Total	$-	$5,052,766

NOTE 10 LONG-TERM LOANS

Long term loans represent amounts due to various financial institutions which are normally due on demand after one year. On June 22, 2006, the amount of $1,279,181 was borrowed under a two-year long-term loan credit facility from Kalun Credit Corporative, bearing interest at 8.874% per annum, secured by the Company’s real estate. The long-term loan was repaid on November 29, 2007.

NOTE 11 ACCRUED EXPENSES AND OTHER PAYABLES

As of December 31, 2007 and 2006, the accrued expenses and other liabilities of the Company are summarized as follows:

	2007	2006

Accrued expenses	$-	$16,629

Other payables – equipment purchases payable	57,143	29,159
– warranty deposit	19,901	-
– borrowing from third party	68,361
– Others	11,545	7,454

Total accrued expenses and other payables	$156,950	$53,242

The Company borrowed money from an unrelated individual for use in operations. The loan bore no interest, without formal repayment terms. The balance of the loan as of December 31, 2007 and 2006 amounted to $68,361 and Nil, respectively.

NOTE 12 RELATED PARTY BALANCE AND TRANSCATIONS

Due from related parties

As of December 31, 2007 and 2006, the balance of due from related parties is presented below:

	2007	2006

Changchun Junming Machinery Co., Ltd,	$-	$209,885

The amount due from Changchun Junming Machinery Co., Ltd. represented short term loan granted by the Company Changchun Junming Machinery Co., Ltd was controlled by Mr.Lau San, the director of the Company. The borrowing bore no interest, had no formal repayment terms and was subsequently settled in 2007.

Due to related parties

As of December 31 2007 and 2006, the due to related parties are summarized as follows:

	2007	2006

Lau San	$125,838	$269,820
Mudanjiang Bingjiang Garden City	384,243	3,955,438
Changchun Junming Machinery Co., Ltd	341,805	-
Zhongji North Machinery Co., Ltd	233,329	-

Total due to related parties	$1,085,215	$4,225,258

The director of the Company, Mr. Lau San, loaned money to the Company for working capital purpose. These amounts are interest- free, unsecured and repayable on demand. The balance of the loan as of December 31, 2007 and 2006 amounted to $125,838 and $269,820, respectively.

The balance of due to related parties under Mudanjiang Bingjiang Garden City represented consideration payable to the Company for the construction of properties. Mr. Lau San, the director of the Company, has a controlling interest in Mudanjiang Bingjiang Garden City. The balance is interest free and was subsequently settled in March 2008.

The Company borrowed money from Changchun Junming Machinery Co., Ltd, which is controlled by Mr. Lau San, the director of the Company for use in operations. The loan bore no interest and the principal is due upon demand. As of December 31, 2007, the balance of loan amounted to $341,805.

The Company, as minority shareholder of Zhongji North, borrowed money from Zhongji, to fund the Company’s operation. These amounts are interest-free, without secured and the principal is due upon demand.

NOTE 13 MINORITY INTERESTS

Minority interests on the consolidated statement of income and comprehensive income of $102,041 and Nil for the year ended December 31, 2007 and 2006 respectively represents the minority shareholders’ proportionate share of the net income of the Company.

NOTE 14 INCOME TAX

Changchun Densen and Chang Tuo are governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 33% on income reported in the statutory financial statements after appropriated tax adjustments.

Changchun Densen is exempt from income tax for two years starting from the 1st profitable year or 2008, whichever is earlier, and subject to 50% discount on normal income tax rate for the following three years.

Changchun Densen had net operating loss of approximately $1,362,000 and $728,000 for the years ended December 31, 2007 and 2006, respectively, while Chang Tuo had net operating loss of approximately $113,000 and $0 for the years ended December 31, 2007 and 2006, respectively.  A 100% valuation allowance has been established due to the uncertainty of its realization.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31:

	2007	2006

US statutory rates	(34)%	(34)%
Tax rate difference	1%	1%
Valuation allowance	(33)%	(33)%

Tax per financial statements	-	-

NOTE 15 OPERATING RISK

(a)	Country risk

Currently, the Company’s revenues are primarily derived from the sale of line of agriculture tractor offerings to customers in the People’s Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

(b)	Products risk

In addition to competing with other manufacturers of disinfectant product offerings, the Company competes with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These U.S. companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c)	Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d)	Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e)	Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates. The

Company does not have any derivative financial instruments as of December 31, 2007 and 2006 and believes its exposure to interest rate risk is not material.

NOTE 16 COMMITMENT

Investment commitment

The Company is committed to invest approximately $1,645,000 (RMB 12,000,000) into Zhongji Beifang. At December 31, 2007, the Company has invested approximately $1,124,000 (RMB 8,200,000), and the Company is required to invest the remaining approximately $520,000 (RMB 3,800,000) by November 19, 2009.